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                                                                       EXHIBIT 7

         I, _________________, as owner of _____________ shares of Common Stock
(the "Shares") of RMS Titanic, Inc. (the "Company") do hereby appoint Arnie Geller as my proxy to attend all meeting of the stockholders of the Company, with full power to vote the Shares from the date of issuance thereof to me and the registration thereof in my own name, and to act for me in the same manner and extent that I might were I personally present at said meetings, and in addition thereto, to vote the Shares for me by written consent in the same manner and to the fullest extent provided by law. My proxy shall have full power to substitute another person as my proxy and to revoke the appointment of any such proxy.

         I acknowledge that this proxy is coupled with an interest, is irrevocable and shall not be subject to expiration or termination, except that this proxy shall terminate upon the public sale of the Shares in the open market through transactions effected through a broker-dealer registered with the Securities and Exchange Commission or upon the private sale of such Shares to a third party, provided that Mr. Geller has consented to such private sale, which consent shall not be unreasonably withheld. I shall provide Arnie Geller with written notice of the sale of any of the Shares within (10) days of the thereof, and shall furnish Mr. Geller on a quarterly basis with a statement of the number of Shares I own, with such statement to be made to Mr. Geller within ten (10) days of the end of each calendar quarter.

Dated: May 6, 1998


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